UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

320 Bent Street Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 27, 2014, Idenix Pharmaceuticals, Inc. (the “Company” or “Idenix”) entered into a subscription agreement (the “Subscription Agreement”) with certain entities managed by The Baupost Group, L.L.C. (“Baupost”) relating to the issuance and sale of an aggregate of 16,420,241 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $6.50. Baupost, which currently owns approximately twenty-seven (27) percent of the Company’s outstanding Common Stock, will beneficially own approximately thirty-five (35) percent of the Company’s outstanding Common Stock upon completion of the offering. The shares are being offered and sold pursuant to an effective registration statement and a related prospectus supplement filed with the Securities and Exchange Commission. The offering is expected to close on or about January 31, 2014, subject to customary closing conditions.

The Company expects to receive net proceeds from the offering of approximately $106.7 million, after deducting estimated expenses. The proceeds of this offering will be used for general corporate purposes, including clinical trial costs and ongoing and future patent litigation expenses.

Pursuant to a letter agreement between the parties dated the date hereof (the “Letter Agreement”), the Company has also agreed to grant to Baupost, so as long as it holds at least twenty-five percent of the Company’s outstanding common shares, observer rights with respect to meetings of the board of directors of the Company and the committees of the Company’s board of directors.

The above descriptions of the Subscription Agreement and Letter Agreement are qualified in their entirety by reference to the Subscription Agreement and Letter Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively and are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated January 27, 2014, regarding the shares of Common Stock to be issued and sold. A copy of the opinion as to legality is filed as Exhibit 5.1 to this current report on Form 8-K.

Item 8.01.	Other Events.

The Company believes that its current cash and cash equivalents balance and the net proceeds from this offering will be sufficient to satisfy cash needs into at least the second half of 2015.

The Company issued a press release on January 28, 2014 announcing the agreement to sell the Common Stock described above. The full text of the press release issued in connection with this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated January 27, 2014.

10.1	Subscription Agreement, dated January 27, 2014.

10.2	Letter Agreement, dated January 27, 2014.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1).

99.1	Press Release dated January 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2014	Idenix Pharmaceuticals, Inc.

	By	/s/ Maria Stahl
Maria Stahl
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated January 27, 2014.

10.1	Subscription Agreement, dated January 27, 2014.

10.2	Letter Agreement, dated January 27, 2014.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1).

99.1	Press Release dated January 28, 2014.